Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Quarterly Report on Form 10-Q/A of Northern Oil and Gas, Inc., for the quarterly period ended June 30, 2010, as filed with the United States Securities and Exchange Commission on the date hereof, (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date:	March 18, 2011	By:	/s/ Michael L. Reger
Michael L. Reger
Chief Executive Officer and Director

Date:	March 18, 2011	By:	/s/ Chad D. Winter
Chad D. Winter
Chief Financial Officer

          A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the company and will be retained by the company and furnished to the Securities and Exchange Commission or its staff upon request.